Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Judith Reinsdorf and Andrea Goodrich, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on October 12, 2012.

Name	Title

/s/ George Oliver
Name: George Oliver	Chief Executive Officer and Director

/s/ Arun Nayar
Name: Arun Nayar	Executive Vice President and Chief Financial Officer

/s/ Sam Eldessouky
Name: Sam Eldessouky	Senior Vice President and Chief Accounting Officer

/s/ Edward Breen
Name: Edward Breen	Director

/s/ Michael E. Daniels
Name: Michael E. Daniels	Director

/s/ Frank M. Drendel
Name: Frank M. Drendel	Director

/s/ Brian Duperreault
Name: Brian Duperreault	Director

/s/ Rajiv L. Gupta
Name: Rajiv L. Gupta	Director

/s/ John A. Krol
Name: John A. Krol	Director

/s/ Brendan R. O’Neill
Name: Brendan R. O’Neill	Director

/s/ William S. Stavropoulos
Name: William S. Stavropoulos	Director

/s/ Sandra S. Wijnberg
Name: Sandra S. Wijnberg	Director

/s/ R. David Yost
Name: R. David Yost	Director